UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

ARRIVENT BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41929	86-3336099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Campus Boulevard, Suite 100 Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (628) 277-4836

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On January 30, 2024, ArriVent BioPharma, Inc. (the “Company”) filed its amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of its initial public offering (the “IPO”) of common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the IPO.

A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

The Company also adopted its amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the IPO.

A copy of the Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.             Other Events.

On January 30, 2024, the Company completed its IPO of 9,722,222 shares of its common stock at a public offering price of $18.00 per share. The gross proceeds to the Company from the IPO were approximately $175.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of ArriVent BioPharma, Inc.
3.2	Amended and Restated Bylaws of ArriVent BioPharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Winston Kung, MBA
Winston Kung, MBA
Chief Financial Officer and Treasurer

Date: January 30, 2024